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                                                                   EXHIBIT 99.2

                                  CERTIFICATION

                  Pursuant to 18 U.S.C. Section 1350, the undersigned officer of the Total Fina Elf Finance USA, Inc. Employee Savings Plan (the "Plan") hereby certifies that the Plan's Report on Form 11-K for the year ended December 31, 2002 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

Dated: June 26, 2003                 /s/ Otto Takken
                                    --------------------------------------
                                    Otto Takken
                                    Chief Financial Officer

                  A signed original of this written statement required by 18 U.S.C. Section 1350, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by 18 U.S.C. Section 1350, has been provided to the Plan and will be retained by the Plan and furnished to the Securities and Exchange Commission or its staff upon request.

                  The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.